As filed with the Securities and Exchange Commission
                         on May 28, 1999
                        Registration No.



                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933




                   CONESTOGA ENTERPRISES, INC.

          Pennsylvania                              23-256-5087
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

202 East First Street, Birdsboro, Pennsylvania                 19508
(Address of Principal Executive Offices)                      (Zip Code)

        Conestoga Enterprises, Inc. 1999 Stock Option Plan
                     (Full Title of the Plan)

                   Albert H. Kramer, President
                      202 East First Street
                  Birdsboro, Pennsylvania 19508
                              (610) 582-8777
          (Name, Address and Telephone Number, Including Area Code,
                      Of Agent for Service)

                             Copy to:

                    John S. Hibschman, Esquire
                Barley, Snyder, Senft & Cohen, LLC
                           P.O. Box 942
                      501 Washington Street
                         (610) 376-6651


                 CALCULATION OF REGISTRATION FEE

                                         Proposed      Proposed
                                         Maximum       Maximum
                             Amount      Offering      Aggregate  Amount of
Title of Each Class of       Being       Price         Offering   Registration
Securities Being Registered  Registered  Per Share(1)  Price (1)  Fee

Common Stock, $1.00
Par Value                     450,000      22-1/4      10,012,500   $2,954


(1) Computed on the basis of the price at which stock of the same class was sold on May 24, 1999, pursuant to Rule 457(h) of the Securities Act of 1933,as amended, solely for the purpose of calculating the amount of the registration fee.


     The Exhibit Index is listed on Page 6.

     PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   The Corporation hereby registers 450,000 shares of the Corporation's Common Stock, pay value $1.00 per share (the "Common Stock"), in connection with the Conestoga Enterprises, Inc. 1999 stock Option Plan (the "Plan"), which was approved by the Corporation's stockholders at the Corporation's Annual Meeting on May 1, 1999. Conestoga Enterprises, Inc. (the "Corporation" or the "Registrant") is incorporated in the Commonwealth of Pennsylvania.

Item 3.   Incorporation of Documents by Reference

          The Corporation hereby incorporates herein by reference into this Registration Statement the documents listed in (a) through (c) below. The Corporation also incorporates all documents subsequently filed by it with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold from the date of filing of such documents:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

          (c) The Company's Proxy Statement dated April 9,1999, in connection with its Annual Meeting of Stockholders held on May 1, 1999; and

          (c) The description of the capital stock of the Corporation contained in the Corporation's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.


Item 4.   Description of Securities

          Not Applicable


Item 5.   Interests on Named Experts and Counsel

          The validity of the shares of Common Stock to be issued in connection with the Plan is being passed upon by Barley, Snyder, Senft & Cohen, LLC, Reading, Pennsylvania. James H. Murray, of counsel to Barley, Snyder, Senft & Cohen, LLC, is Vice President and a Director of the Corporation and owns 55,574 shares. John S. Hibschman, the partner of Barley, Snyder, Senft & Cohen, LLC, participating in this matter owns of record, or beneficially, 7944 shares.

Item 6.   Indemnification of Directors and Officers

          As permitted by the Pennsylvania Business Corporation Law (the "PBCL"), the Corporation's Bylaws provide that directors shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under applicable Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

          Sections 1741 and 1742 of the PBCL generally provide that a corporation may indemnify directors and officers against liabilities they may incur in such capacity provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL also requires a corporation to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

          Section 1746 of the PBCL also grants a corporation broad authority, beyond the power granted under Sections 1741 and 1742, to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of
Section 1746 of the PBCL, the Corporation's Bylaws provide for indemnification of directors, officers and other agents of the Corporation to the extent otherwise permitted by Section 1741 of the PBCL and also in certain circumstances not otherwise permitted by Sections 1741 and 1742 of the PBCL.


Item 7.   Exemption from Registration Claimed

          Not Applicable


Item 8.   Exhibits

          Exhibit
          Number    Description

          4.1       Articles of Incorporation of the Corporation. (1)

          4.2       Amendment to Articles of Incorporation

          4.3       Bylaws of the Corporation.

          5.1 Opinion of Barley, Snyder, Senft & Cohen, LLC regarding legality of the Common shares being issued under the Plan.

          23.1      Consent of Barley, Snyder, Senft & Cohen, LLC.

          23.2      Consent of Beard and Company, Inc.

          24.1      Powers of Attorney (included on the signature page).

          99.1      Conestoga Enterprises, Inc. 1999 Stock Option Plan.
---------------------------
          (1) Incorporated herein by reference to sequentially numbered pages 53-56 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1992.


Item 9.   Undertakings

          (a)  The undersigned registrant hereby undertakes:

               (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned,thereunto duly authorized, in the Borough of Birdsboro, Commonwealth of Pennsylvania, on May 25, 1999.

                                   CONESTOGA ENTERPRISES, INC.

                                   By:/s/ Albert H. Kramer
                                        Albert H. Kramer
                                        President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 25, 1999.


        Signature                         Title                         Date

/s/ F. M. Brown                    Director                           05/25/99
F. M. Brown

/s/ John R. Bentz                  Chairman of the Board
John R. Bentz                      and a Director                     05/25/99

/s/ James H. Murray                Vice President and a Director      05/25/99
James H. Murray

/s/ Kenneth A. Benner              Secretary/Treasurer and a          05/25/99
Kenneth A. Benner                  Director

/s/ Albert H. Kramer               President                          05/25/99
Albert H. Kramer

/s/ Donald R. Breitenstein         Controller and a Director          05/25/99
Donald R. Breitenstein             (principal accounting officer)

/s/ Robert E. Myers                Director                           05/25/99
Robert E. Myers

/s/ Jean M. Ruhl                   Director                           05/25/99
Jean M. Ruhl

/s/ John M. Sausen                 Director                           05/25/99
John M. Sausen

/s/ Richard G. Weidner             Director                           05/25/99
Richard G. Weidner






                                EXHIBIT INDEX


                                                    Sequential Page Number
Exhibit No.                                              or Reference

4.1          Articles of Incorporation of the       Incorporated by reference.
             Corporation

4.2          Amendment of Articles of               Filed herewith at Page 7.
             Incorporation

4.3          Bylaws of the Corporation              Filed herewith at Page 9.

5.1          Opinion of Barley, Snyder, Senft
             & Cohen, LLC regarding                 Filed herewith at Page 19.
             legality of the Common Shares
             being registered

23.1         Consent of Barley, Snyder, Senft       Filed herewith at Page 20.
             & Cohen, LLC

23.2         Consent of Beard and Company, Inc.     Filed herewith at Page 21.

24.1         Powers of Attorney                     Included on the Signature
                                                    Page.

99.1         Conestoga Enterprises, Inc.            Filed herewith at Page 22.
             Employee Stock Purchase Plan


         ARTICLES OF AMENDMENT

                    CONESTOGA ENTERPRISES, INC
                 A DOMESTIC BUSINESS CORPORATION


    In compliance with the requirements of 15 Pa. C.S. 1915 (relating to articles of mendment),the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is Conestoga Enterprises, Inc.

2. The address of this corporation's current registered office in this Commonwealth is: 202 East First Street, Birdsboro, Berks County, Pennsylvania 19508.

3. The statute by or under which it was incorporated is: the Business Corporation Law of 1988, as amended.

4.   The original date of incorporation is: January 27, 1989.

5. The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

6. The amendment was adopted by the shareholders pursuant to 15 Pa. C.S. 1914(a) and (b).

7.  The amendment adopted by the corporation, set forth in full, is as follows:
     "The corporation shall have authority to issue capital stock as follows:
       i.  20,000,000 shares of voting common stock, par value,$1.00 per share;
        and
       ii. Series A Convertible Preferred Stock, as described in an Amendment to the corporation's Articles filed with the Department of State on May 31,1996, which amendment and share provisions shall remain in full force and effect ."

    IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 4th day of May, 1999.

                             CONESTOGA ENTERPRISES, INC.

                             By:  /s/ Albert H Kramer

                             Title:   Prresident



                             BY-LAWS

                                OF

                   CONESTOGA ENTERPRISES, INC.


                            ARTICLE I

                             GENERAL

      Section 1. PRINCIPAL OFFICE. The Principal Office of the Corporation shall be located at Birdsboro, Berks County, Pennsylvania.

      Section 2. BRANCH OFFICES. The Corporation may establish and maintain such other office or offices at such place or places as the Board of Directors may, from time to time, deem necessary, desirable, or expedient.

      Section 3. SEAL. The corporate seal of this Corporation shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the state where it was incorporated, and such seal may be used by any of the corporate officers authorized by the Board of Directors by causing an impression or facsimile thereof to be impressed or placed upon the paper or document to be sealed.

      Section 4. FISCAL YEAR. The fiscal year of the Corporation shall begin January 1 and end December 31.

      Section 5. DIVIDENDS. Dividends may be declared and paid out of the net profits or surplus of the Corporation as often and at such times and to such extent as the Board of Directors may determine, consistent with the provisions of the charter of the Corporation and the law of the Commonwealth.

      Section 6. AUDIT. An annual examination and audit of the financial status, property, and affairs of the Corporation shall be made by an audit committee or an approved firm of accountants who shall be appointed by the Board and ratified by the Stockholders. Such annual examination and audit shall be undertaken and completed a sufficient time before the annual meeting of the stockholders to permit the submission of an appropriate report at such meeting.

      Section 7. CHECKS AND NOTES. Checks, notes, drafts acceptances, bills of exchange, and other obligations for the payment of money made, accepted, or endorsed, shall be signed by such officer or officers, or person or persons, as the Board of Directors shall from time to time determine.

      Section 8. REPEAL OF PRIOR BY-LAWS. Any and all By-Laws heretofore existing for this Corporation are hereby repealed.


                            ARTICLE II

                           STOCKHOLDERS

      Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place or places within Pennsylvania as the Directors may from time to time determine.

      Section 2. ANNUAL MEETING. There shall be an annual meeting of the stockholders of the Corporation for the purpose of electing Directors and transacting other proper business, on the first Saturday in May of each year at 10:00 o'clock A.M., unless such day be a legal holiday, in which case, the meeting shall be held at the same hour on the next following Saturday that is not a legal holiday.

      Section 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President or the Board of Directors at any time, and shall be called by the President upon the written request of one-fifth of the shares outstanding and entitled to vote. Such request must specify the purpose of the proposed meeting, and the business transacted thereat shall be confined to the object or objects stated in the call.

      Section 4. NOTICE. Written notice of every meeting of the stockholders stating the purpose or purposes for which the meeting is called and the time and place where it is to be held shall be served either personally or by mail upon each stockholder of record entitled to vote at such meeting, not less than ten days before the meeting, unless a longer period of notice is required by law. If mailed, such notice shall be directed to each stockholder at his last known address as shown on the records of the Corporation.

      Section 5. QUORUM. The holders of record of a majority of the stock issued and outstanding and entitled to vote at any stockholders' meeting, present in person or represented by proxy, shall constitute a quorum for transacting business, unless otherwise provided by law.

      Section 6. ADJOURNMENT. If a quorum shall not be present in person or by proxy, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announced at the meeting, until the requisite amount of stock shall be represented.
At such adjourned meeting at which the requisite amount of stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 7. RIGHT TO VOTE. Except as otherwise provided by law, each common stockholder of record shall be entitled, at every meeting of the Corporation, to cast one vote for each share of common stock standing in the name of such common stockholder on the books of the Corporation. Voting for the Board of Directors shall be by cumulative voting.

      Section 8. PROXIES. Votes may be cast at stockholders' meetings either in person or by written proxy, duly executed by the stockholder, and dated not more than two (2) months prior to the meeting involved, which meeting shall be named therein.

      Section 9. JUDGES OF ELECTION. Prior to each meeting of the stockholders, the Board of Directors shall appoint three (3) Judges of Election, or such number as may be required by law, who shall perform the duties required by law at such meeting and any adjournment thereof. If any Judge shall refuse to serve, or neglect to attend at the election, or his office becomes vacant, the presiding officer shall appoint a Judge in his place. Judges of Election shall be sworn.

      Section 10. LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at any meeting shall be compiled by the Secretary of the Corporation at least five (5) days before each meeting of stockholders and kept on file at the Corporation's principal office, subject to the inspection of any proper party at any time during the usual business hours, and such list shall also be exhibited at the meetings. Said list shall be arranged alphabetically giving the address of each stockholder entitled to vote and the number of shares held by each.


                           ARTICLE III

                            DIRECTORS

      Section 1. NUMBER OF DIRECTORS. The property, affairs, and business of the Corporation shall be managed and controlled by a board of nine (9) Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the charter of the Corporation, or its By-Laws, required to be exercised or to be done by the stockholders. Any stockholder who desires to become a Director of the Corporation shall give written notice to the Secretary of the Corporation at least fifteen (15) days before the annual stockholders' election in order to have his name placed on the ballot.

      Section 2. QUALIFICATION AND TERM. Each of the Directors shall be a stockholder of the Corporation. They shall be elected by the stockholders at the appropriate annual meeting of stockholders of the Corporation, and each Director shall be elected for the term of three (3) years and until his successors shall be elected and shall qualify. The Directors shall be classified in respect to the time for which they shall severally hold office with three (3) Directors being in each class and the term of office of at least one class expiring in each year. Each class of Directors to be elected at an annual meeting of stockholders of the Corporation shall be elected in a separate election. At each annual meeting of stockholders, Directors shall be elected to the class whose terms shall expire in that year and shall hold office for a term of three (3) years and until their respective successors are elected.

      Section 3. VACANCIES. In the case of any vacancy in the Board of Directors, the remaining Directors, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant and until the election and qualification of his successor.

      Section 4. PLACE OF MEETING. Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place or places within or without the Commonwealth of Pennsylvania as may from time to time be fixed by resolution of the Board, or as may be specified in the call of any meeting.

      Section 5. REGULAR MEETING. Regular meetings of the Board of Directors shall be held at such times as may be fixed by resolution of the Board, provided that a regular meeting of the Board shall be held within thirty (30) days following each annual meeting of the stockholders and that a regular meeting of the Board shall be held at least once every three (3) months thereafter. No notice shall be required for any regular meeting of the Board.

      Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon the call of the President or of three
(3) of the Directors then in office, by oral, telegraphic, or written notice, duly served on or sent or mailed to each Director not less than twenty-four
(24) hours before such meeting.

      Section 7. QUORUM. A majority of the members of the Board of Directors then holding office shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice.

      Section 8. ELECTION OF OFFICERS. The Board of Directors, at the first regular meeting held after the annual meeting of the stockholders of the Corporation, shall elect a President, a Vice President, Secretary, a Treasurer, and such Managers, Assistant Secretaries, Assistant Treasurer, and other officers, as it may deem necessary or desirable. Except as otherwise provided by law, the duties of any two (2) offices may be discharged by one
(1) person. Any officers or agents elected or appointed by the Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

      Section 9. COMMITTEES. The Board of Directors, in its discretion, by resolution adopted by a majority of the whole Board, shall appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. The Board shall have the power at any time to change the members of any such committee, to fill vacancies thereon, and to discharge any such committee.

      Section 10. PERSONAL LIABILITIES OF DIRECTORS. A Director of this Corporation shall not be personally liable for money damages as such for any action taken, or any failure to take any action unless:

        (1) The Director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill, and diligence, as a person of ordinary prudence would use under similar circumstances; and

        (2) The breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this section shall not apply to the responsibility or liabilities of a Director pursuant to any criminal statute or for the payment of taxes pursuant to local, state, or federal law.


                            ARTICLE IV

                             OFFICERS

      Section 1. ELECTION. The executive officers of the Corporation shall be a President, a Vice President, a Secretary, a Treasurer, and such additional Vice Presidents, Assistant Secretaries, Assistant Treasurers, Managers, and other officers as the Board of Directors may by resolution determine. All of such officers shall be elected by the Board of Directors in the manner set forth in Article III hereof, and they shall be subject to removal at any time by a majority vote of the whole Board. The officers of the Corporation shall each have such powers and duties as are hereinafter set forth and as generally pertain to their respective offices and in addition thereto, such powers and duties as may from time to time be conferred upon them by the Board of Directors. The Board of Directors may, at its discretion, from time to time elect a Chairman of the Board for a term not to exceed one (1) year, and prescribe the duties and authority of such Chairman.

      Section 2. PRESIDENT. The President shall preside at all meetings of the Stockholders and the Board of Directors. He shall be ex-officio a member of all Committees of the Board of Directors, and he shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He may sign and execute all contracts in the name of the Corporation and shall with the Treasurer, sign all certificates of stock of the Corporation. He shall perform all acts and things incident to the position of President.

      Section 3. VICE PRESIDENT. Any Vice President shall have such power and perform such duties as the Board of Directors may from time to time prescribe and shall also perform such duties as may be assigned to him from time to time by the President. In the event of the death, absence, or inability of the President to perform any duties imposed upon him by these By-Laws or by the Board of Directors, a Vice President may exercise his powers and perform his duties, subject to the control of the Board of Directors.

      Section 4. SECRETARY. The Secretary shall attend the meetings of the stockholders and Board of Directors and shall keep careful record of all such meetings; the proceedings whereof shall be transcribed into the record book over his signature. He shall give due notice of any and all meetings of the stockholders and of the Board of Directors unless notice is directed by law or by these By-Laws to be otherwise given. He shall be the custodian of the seal and the stock book of the Corporation and shall keep a proper registry of all outstanding certificates of stock. He shall safely keep all books, documents, and papers of the Corporation committed to his charge. The Secretary shall supervise and control the manner in which the records and files of the Corporation shall be kept and shall perform such other duties as may be assigned to him by the Board of Directors.

      Section 5. TREASURER. The Treasurer shall have the care and custody of all the funds of the Corporation, which may come into his hands and to deposit the same in the name of the Corporation in such bank or banks or depository, as the Board may designate. He shall sign all drafts, notes, and orders for the payment of money, and he shall pay out and dispose of the same under the direction of the Board. He shall, with the President, sign all certificates of stock. He shall render a statement of his cash account to the Board of Directors as often as they shall require the same.

      Section 6. MANAGERS AND ASSISTANTS. Any Manager, Assistant Secretary, Assistant Treasurer, or any other officer appointed by the Board of Directors, shall perform such duties as the Board of Directors may from time to time assign to him.


                            ARTICLE V

                          CAPITAL STOCK

      Section 1. CERTIFICATES. Certificates of shares of the capital stock of the Corporation shall be issued in such form or forms not inconsistent with law or with the Charter of the Corporation as shall be approved by the Board of Directors. Such certificates shall be signed by the President or any Vice President authorized by the Board of Directors and by the Treasurer or any Assistant Treasurer authorized by the Board of Directors and sealed with the seal of the Corporation.

      Section 2. TRANSFERS. Transfers of shares shall only be made upon the books of the Corporation by the holder in person or by his legal representative or by power of attorney duly executed and filed with the Corporation, and on the surrender and cancellation of the certificate or certificates of such shares properly assigned.

      The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of shares in the capital stock of the Corporation.

      Section 3.  CLOSING OF STOCK TRANSFER BOOKS AND FIXING OF RECORD DATE
FOR DETERMINATION OF STOCKHOLDERS. The Board of Directors of the Corporation may close the stock transfer books of the Corporation for a period not exceeding forty (40) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any exchange or conversion, or exchange of capital stock shall go into effect, or may fix, in advance, a date not exceeding forty (40) days preceding any of the aforesaid dates as a record date for the determination of the stockholders entitled to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such exchange or conversion, or exchange of capital stock.


                            ARTICLE VI

                      AMENDMENTS TO BY-LAWS

      Section 1. These By-Laws may be amended, altered, modified, or added to, at any annual or special meeting of the stockholders by a majority vote of all the stock represented in person or by proxy and entitled to vote at the meeting. No amendment shall be voted on by the stockholders unless it shall have been previously submitted to and approved by the Board of Directors at a regular or special meeting; and notice of any amendment shall be given to each stockholder entitled to vote at the meeting ten (10) days prior to the meeting.


                           ARTICLE VII

      INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES

      Section 1. The Corporation shall indemnify, hold harmless, and pay the costs of defense of its directors, officers, and employees in any suit, action, or claim made against them as the result of any action taken, or any failure to take action, in their capacities as such, to the fullest extent permitted by law, except for liabilities arising under the Federal Securities Act of 1933.

                           ARTICLE VIII

        ELECTIONS UNDER PENNSYLVANIA ANTI-TAKEOVER STATUTE

    Section 1. The provisions of Sections 1715 and 1717 of Chapter 17 of Title 15 of the Pennsylvania Consolidated Statutes shall be applicable to the Corporation.

    Section 2. Subchapter G, as well as Subchapters I and J, of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes shall not be applicable to the Corporation.

    Section 3. Subchapter H of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes shall not be applicable to the Corporation.

                BARLEY, SNYDER, SENFT & COHEN, LLC
                         ATTORNEYS AT LAW
                      501 WASHINGTON STREET
                           P.O. BOX 942
                 READING, PENNSYLVANIA 19603-0942
                               ___

                          (610) 376-6651
                    TELECOPIER (610) 376-5243



                           May 25, 1999






Securities and Exchange Commission
Washington, D.C. 20549

    Re: Form S-8 Registration Statement of 450,000 Shares to be Issued
        Pursuant to the Conestoga Enterprises, Inc. 1999 Stock Option
        Plan
Gentlemen:

    It is the opinion of this firm, counsel for the above registrant, that the above stock can be legally registered and when said stock is sold will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Pennsylvania and the United States of America.

             Very truly yours,


             BARLEY, SNYDER, SENFT & COHEN, LLC








                            Exhibit 5


                  BARLEY, SNYDER, SENFT & COHEN, LLC
                       ATTORNEYS AT LAW
                      501 WASHINGTON STREET
                           P.O. BOX 942
                 READING, PENNSYLVANIA 19603-0942

                          (610) 376-6651
                    TELECOPIER (610) 376-5243



                           May 25, 1999




Securities and Exchange Commission
Washington, D.C. 20549

    Re: Form S-8 Registration Statement of 450,000 Shares to be Issued
        Pursuant to the Conestoga Enterprises, Inc. 1999 Stock Purchase
        Plan

Gentlemen:

    On behalf of Barley, Snyder, Senft & Cohen, LLC, we consent to the reference to us in the registrant's Prospectus and Registration Statement on Form S-8 as to the giving of legal opinions in matters pertaining to the Prospectus and Registration Statement, and, also, we consent to the use of our name with respect to the opinion letter, being Exhibit No. 5 of the Registration Statement, as amended.

             Very truly yours,


             BARLEY, SNYDER, SENFT & COHEN, LLC






                           Exhibit 23.1



                CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Conestoga Enterprises, Inc.
Birdsboro, Pennsylvania 19508


    In connection with the foregoing Registration Statement on Form S-8 and the related Prospectus, we hereby consent to the incorporation by reference herein of our report dated January 20, 1999, except for Note 2, as to which the date is January 26, 1999, which appears in the annual report on Form 10-K of Conestoga Enterprises, Inc.

    We also consent to the reference to our firm under the caption "Experts" in the Prospectus referred to in this Registration Statement.



             BEARD & COMPANY, INC.


Reading, Pennsylvania
May 25, 1999







                          Exhibit 23.2




EXIBIT 99.1
CONESTOGA ENTERPRISES, INC.

1999 Stock Option Plan

1.  Purpose of the Plan

    The purpose of the Conestoga Enterprises, Inc. 1999 Stock Option Plan (the "Plan") of Conestoga Enterprises, Inc. (the "Company") and its subsidiaries (the "Subsidiaries") by (i) attracting and retaining officers and employees of outstanding ability, (ii) motivating officers and employees, by means of performance-related incentives, to achieve longer-range performance goals and (iii) enabling officers and employees to participate in the long-term growth and financial success of the Company.

2.  Administration

    The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall be composed of a number, to be determined from time to time by the Board of Directors, of members of the Board of Directors of who are not then, and have not been for one year prior to appointment, officers or employees of the Company. The Committee shall have the sole and absolute power, authority and discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Committee shall be final and binding. Notwithstanding the foregoing, until the Committee is duly constituted and its membership is appointed, the functions of the Committee hereunder shall be performed by the Board.

3.  Incentive and Nonqualified Stock Options

    Awards under the Plan may be in the form of stock options ("Options") which qualify as "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code"), or stock options which do not so qualify ("Nonqualified Stock Options"). Each award of an Option shall be designated in the applicable award agreement as an Incentive Stock Option or a Nonqualified Stock Option, as appropriate.

4.  Shares Subject to the Plan

    Options in respect of an aggregate of up to 450,000 shares of the Common Stock of the Company, par value $1.00 per share (the "Common Stock"), shall be available for award under the Plan. If any Option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such Option but as to which the Option had not been exercised shall again be available under the Plan. Shares issuable under the Plan shall be made available from authorized and unissued or reacquired Common Stock.

5.  Participants; Option Awards

    The Committee shall determine and designate from time to time those officers and employees of the Company and the Subsidiaries who shall be awarded Options under the Plan and the number of shares of Common Stock to be covered by each such Option. In making its determinations, the Committee shall take into account the present and potential contributions of the respective officers and employees to the success of the Company and the Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Each Option award shall be evidenced by an award agreement in such form as the Committee shall approve from time to time.

6.  Fair Market Value

    For all purposes under the Plan, the term "Fair Market Value" shall mean, as of any applicable date, the average of the Closing Prices (as defined below) per share of the Common Stock on the ten (10) trading days ending on the third trading day prior to the date of grant. For purposes of determining Fair Market Value, "Closing Price" shall mean the applicable of: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on the National Association of Securities Dealers, Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the Common Stock on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the Fair Market Value of the Common Stock as determined in good faith by the Committee.

7.  Exercise Price

    Incentive Stock Options shall be granted at an exercise price of not less than 100% of the Fair Market Value of the underlying shares of Common Stock on the date of grant, provided, however, that Incentive Stock Options granted to a participant who at the time of such grant owns (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation (a "10% Holder") shall be granted at an exercise price of not less than 110% of the Fair Market Vale on the date of grant. Nonqualified Stock Options shall be granted at an exercise price per share of not less than the Fair Market Value (as defined above) as of the date of grant.

8.  Option Period

    The Committee shall determine the period or periods of time within which Options may be exercised by participants, in whole or in part, provided that (i) the term of an Option shall not exceed ten years from the date of grant; (ii) the term of an Incentive Stock Option granted to a 10% Holder shall not exceed five years from the date of grant; and (iii) the aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant become exercisable for the first time in any single calendar year shall not exceed $100,000.

9.  Other Terms and Conditions

    The Committee shall have the discretion to determine terms and conditions, consistent with this Plan, that will be applicable to Options granted hereunder. Options granted to the same or different participants, or at the same or different times, need not contain similar provisions.

10. Payment for Common Stock

    Full payment for shares of Common Stock purchased upon the exercise of the Option shall be made at the time the Option is exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve in the applicable award agreement, including, without limitation, by the delivery to the Company by the participant of (i) a promissory note containing such terms as the Committee may determine or (ii) shares of Common Stock that have been held by the participant for at least six months prior to exercise of the Option, valued at the Fair Market Value of such shares on the date of exercise; provided, however, that if payment is made pursuant to clause (i), the par value of the purchased shares shall be paid in cash. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a stockholder with respect to Options held except to the extent such Options have been exercised.

11. Termination of Options

    Unless otherwise determined by the Committee and provided in the applicable award agreement or an amendment thereto, all rights to exercise or surrender Options shall terminate thirty (30) days (but not after the scheduled expiration date of such Option) following the date of termination of the participant's employment for any reason other than the participant's death or retirement on or after his normal retirement age in accordance with the Company's retirement policy for officers and/or employees, as appropriate, and one (1) year following the date of termination of employment by reason of the participant's death or retirement on or after his normal retirement age in accordance with the Company's retirement policy for officers and/or employees, as appropriate (or, if earlier, on the scheduled expiration date of such Option).

12. Effect of Change in Stock Subject to the Plan

    In the event of any subdivision or combination of the outstanding shares of Common Stock, stock dividend, recapitalization, reclassification of shares, sale, lease or transfer of substantially all of the assets of the Company, substantial distributions to stockholders, merger, consolidation or other corporate transactions which would result in a substantial dilution or enlargement of the rights or economic benefits inuring to participants hereunder, the Committee shall make such equitable adjustments as it may deem appropriate in the Plan and the outstanding Options, including, without limitation, any adjustment in the total number of shares of Common Stock which may thereafter be available under the Plan.

13. Nonassignability

    Options shall not be transferable other than by will or the laws of descent and distribution and are exercisable during participant's lifetime only by the participant.

14. Withholding

    The Company shall have the right to deduct from all amounts paid to a participant in cash as salary, bonus or other compensation any taxes required by law to be withheld in respect of Options under this Plan. In the Committee's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant upon exercise of an Option; or to tender to the Company, the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

15. Construction of the Plan

    The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania, other than the conflict of law provisions of such laws.

16. Amendment

    The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or awards granted hereunder with Rule 16b-3 of the Securities and Exchange Commission or the deductibility limits of Section 162(m) of the Code. The Board may not alter or impair any Options previously granted under the Plan without the consent of the holders thereof, except in accordance with the provisions of Paragraph 12.

17. Effective Date; Termination of Plan

    The Plan shall become effective on the date on which it is adopted by the Board of Directors, subject to the approval of the Plan by the shareholders of the Company. The Plan shall terminate on the tenth (10th) anniversary of the effective date, unless it is earlier terminated by the Board. Termination of the Plan shall not affect Options previously granted under the Plan.